Exhibit 99.1

Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
Jerome Kapelus, Senior Vice President, Strategy and Business Development
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE THIRD QUARTER OF FISCAL 2008

Melville, New York – June 4, 2008 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three months ended April 30, 2008. Net sales for the third quarter of fiscal 2008 were $138.1 million compared to $119.4 million in the third quarter of fiscal 2007, reflecting significant growth in the mobile data communications and RF microwave amplifiers segments, partially offset by lower net sales in the telecommunications transmission segment.

GAAP net income was $19.3 million, or $0.70 per diluted share, for the three months ended April 30, 2008 compared to $19.1 million, or $0.71 per diluted share, for the three months ended April 30, 2007. Non-GAAP net income, which excludes the amortization of stock-based compensation expense, was $21.0 million, or $0.76 per diluted share, for the three months ended April 30, 2008 as compared to Non-GAAP net income of $20.5 million, or $0.75 per diluted share, for the three months ended April 30, 2007.

Net sales for the nine months ended April 30, 2008 were $405.2 million compared to $327.9 million for the nine months ended April 30, 2007. GAAP net income was $59.5 million, or $2.15 per diluted share, for the nine months ended April 30, 2008 compared to $48.1 million, or $1.80 per diluted share, for the nine months ended April 30, 2007. Non-GAAP net income, which excludes the amortization of stock-based compensation expense, was $64.6 million, or $2.31 per diluted share, for the nine months ended April 30, 2008 as compared to Non-GAAP net income of $51.8 million, or $1.90 per diluted share, for the nine months ended April 30, 2007.

In commenting on the Company’s performance during the third quarter of fiscal 2008, Fred Kornberg, President and Chief Executive Officer of Comtech Telecommunications Corp., said, “The third quarter marks another strong quarter of performance for Comtech. We are marching towards our sixth year in a row of record revenues and profits.”

Mr. Kornberg added, “Our growth continues to be driven by our commitment to investing in technologies that make our products more compelling to our customers. We are excited about the many large growth opportunities we see as we look to further growth in fiscal 2009 and beyond.”

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Selected Third Quarter Fiscal 2008 and 2007 Financial Metrics and Other Items

•
Bookings for the three and nine months ended April 30, 2008 were $104.8 million and $462.1 million, respectively, compared to $68.9 million and $294.9 million for the three and nine months ended April 30, 2007, respectively. Backlog as of April 30, 2008 was $185.9 million compared to $129.0 million as of July 31, 2007 and $153.0 million as of April 30, 2007.

•
Earnings before interest, taxes, depreciation and amortization (EBITDA) were $33.2 million and $97.8 million for the three and nine months ended April 30, 2008, respectively, as compared to $28.7 million and $75.3 million for the three and nine months ended April 30, 2007, respectively.

•
Cash provided by operating activities for the first nine months of fiscal 2008 was $22.1 million, compared to $65.4 million for the first nine months of fiscal 2007. The decrease in cash provided by operating activities was driven by an increase in working capital requirements associated with the significant increase in sales activity in our mobile data communications and RF microwave amplifiers segments.

•
In our mobile data communications segment, for the three months ended April 30, 2007, we increased the estimated gross profit on our original MTS contract, which resulted in an increase to net sales and operating income of $4.6 million and $3.9 million, respectively. This adjustment is more fully described in our Form 10-Q filed earlier today.

•
Our effective tax rate was 36.1% and 29.0% for the three months ended April 30, 2008 and 2007, respectively. Our effective tax rate for the three months ended April 30, 2007 included discrete tax benefits of approximately $1.6 million. Excluding discrete tax benefits, our effective tax rate for the three months ended April 30, 2007 was approximately 35.0%.

Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, June 5, 2008.   Investors and the public are invited to access a live webcast of the conference call from the news section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 862-9098 (domestic) or (785) 424-1051 (international) and using the conference I.D. of “Comtech”. A replay of the conference call will be available for seven days by dialing (402) 220-1110. In addition, an updated investor presentation, including earnings guidance, will be available on our web site shortly after the conference call.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable or ineffective. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause actual results, future performance and financial condition, and achievement of plans and objectives to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the timing of receipt of, and the Company’s performance on, new orders that can cause significant fluctuations in net sales and operating results, the timing and funding of government contracts, adjustments to gross profits on long-term contracts, risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions, risks associated with the results of ongoing investigations into our compliance with export regulations, the risk that the tender offer or merger with Radyne Corporation may not be consummated and that we may not realize the anticipated benefits from this acquisition, and other factors described in the Company’s filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2008	2007	2008	2007

Net sales	$138,068,000	119,417,000	405,153,000	327,870,000
Cost of sales	77,536,000	67,842,000	227,818,000	187,070,000
Gross profit	60,532,000	51,575,000	177,335,000	140,800,000

Expenses:
Selling, general and administrative	22,032,000	18,626,000	63,735,000	53,470,000
Research and development	10,252,000	8,050,000	30,433,000	22,823,000
Amortization of intangibles	433,000	700,000	1,246,000	2,028,000
	32,717,000	27,376,000	95,414,000	78,321,000

Operating income	27,815,000	24,199,000	81,921,000	62,479,000

Other expense (income):
Interest expense	668,000	685,000	2,015,000	2,052,000
Interest income and other	(3,080,000)	(3,415,000)	(11,622,000)	(9,905,000)

Income before provision for income taxes	30,227,000	26,929,000	91,528,000	70,332,000
Provision for income taxes	10,922,000	7,801,000	32,060,000	22,206,000
Net income	$19,305,000	19,128,000	59,468,000	48,126,000

Net income per share:
Basic	$0.80	0.83	2.47	2.09
Diluted	$0.70	0.71	2.15	1.80

Weighted average number of common shares outstanding – basic	24,224,000	23,157,000	24,082,000	23,067,000

Weighted average number of common and common equivalent shares outstanding assuming dilution – diluted	28,220,000	27,552,000	28,244,000	27,478,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	April 30, 2008	July 31, 2007
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$361,086,000	342,903,000
Accounts receivable, net	97,483,000	73,585,000
Inventories, net	80,848,000	61,987,000
Prepaid expenses and other current assets	10,008,000	6,734,000
Deferred tax asset – current	10,524,000	9,380,000
Total current assets	559,949,000	494,589,000

Property, plant and equipment, net	32,321,000	29,282,000
Goodwill	24,363,000	24,387,000
Intangibles with finite lives, net	5,390,000	5,717,000
Deferred financing costs, net	1,494,000	1,903,000
Other assets, net	624,000	464,000
Total assets	$624,141,000	556,342,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,749,000	26,137,000
Accrued expenses and other current liabilities	45,602,000	47,332,000
Customer advances and deposits	19,515,000	20,056,000
Current installments of other obligations	143,000	135,000
Interest payable	525,000	1,050,000
Income taxes payable – current	4,791,000	2,796,000
Total current liabilities	96,325,000	97,506,000

Convertible senior notes	105,000,000	105,000,000
Other obligations, less current installments	-	108,000
Income taxes payable – non-current	2,244,000	-
Deferred tax liability – non-current	864,000	7,960,000
Total liabilities	204,433,000	210,574,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	-	-
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 24,455,273 shares and 24,016,329 shares at April 30, 2008 and July 31, 2007, respectively	2,446,000	2,402,000
Additional paid-in capital	180,131,000	165,703,000
Retained earnings	237,316,000	177,848,000
	419,893,000	345,953,000
Less:
Treasury stock (210,937) shares	(185,000)	(185,000)
Total stockholders’ equity	419,708,000	345,768,000
Total liabilities and stockholders’ equity	$624,141,000	556,342,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended April 30,		Nine months Ended April 30,
	2008	2007	2008	2007
Reconciliation of Non-GAAP Net Income To GAAP Net Income(1):
Non-GAAP net income	$21,022,000	20,494,000	64,627,000	51,765,000
Amortization of stock-based compensation	(2,579,000)	(1,946,000)	(7,850,000)	(5,293,000)
Tax effect of stock-based compensation expense	862,000	580,000	2,691,000	1,654,000
GAAP net income	$19,305,000	19,128,000	59,468,000	48,126,000

Reconciliation of Non-GAAP Diluted Earnings Per Share To GAAP Diluted Earnings Per Share(1):
Non-GAAP diluted earnings per share	$0.76	0.75	2.31	1.90
Amortization of stock-based compensation	(0.09)	(0.06)	(0.25)	(0.16)
Tax effect of stock-based compensation expense	0.03	0.02	0.09	0.06
GAAP diluted earnings per share	$0.70	0.71	2.15	1.80

Reconciliation of GAAP Net Income to EBITDA(2):
GAAP net income	$19,305,000	19,128,000	59,468,000	48,126,000
Income taxes	10,922,000	7,801,000	32,060,000	22,206,000
Net interest income and other	(2,412,000)	(2,730,000)	(9,607,000)	(7,853,000)
Amortization of stock-based compensation	2,579,000	1,946,000	7,850,000	5,293,000
Depreciation and amortization	2,800,000	2,601,000	7,984,000	7,487,000
EBITDA	$33,194,000	28,746,000	97,755,000	75,259,000

(1)
Non-GAAP net income is used by management in assessing the Company’s operating results. The Company believes that investors and analysts may use non-GAAP measures that exclude the amortization of stock-based compensation, along with other information contained in its SEC filings, in assessing the Company’s operating results.

(2)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation. EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results and ability to meet debt service requirements. The Company’s definition of EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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